FILER:

COMPANY DATA:
COMPANY CONFORMED NAME:                      IMPULSE MEDIA TECHNOLOGIES INC
CENTRAL INDEX KEY:                           0001093800
STANDARD INDUSTRIAL CLASSIFICATION:          SERVICES-BUSINESS SERVICES, NEC
[7389]
IRS NUMBER:                                  912015608
STATE OF INCORPORATION:                      CO
FISCAL YEAR END:                             0228


FILING VALUES:
                FORM TYPE:                   8-K/A
                SEC ACT:                     1934 Act
                SEC FILE NUMBER:             000-27199
                FILM NUMBER:

BUSINESS ADDRESS:
                STREET 1:                    506 - 1027 DAVIE STREET
                CITY:                        VANCOUVER BC
                STATE:                       A1
                ZIP:                         00000
                BUSINESS PHONE:              (213) 304 1936

MAIL ADDRESS:
                STREET 1:                    506 - 1027 DAVIE STREET
                STREET 2:                    VANCOUVER BC CANADA
                CITY:                        V6E 4L2

FORMER COMPANY:
            FORMER CONFORMED NAME:           DENMANS COM INC
            DATE OF NAME CHANGE:             19990824

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                Pursuant to Section 13 of 15(d) of the Securities
                              Exchange Act of 1934

                          Date of Report: June 15, 2002
                        (Date of earliest event reported)

                         IMPULSE MEDIA TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

Colorado                                   7389                E.I.N.91-2015608
(State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employee
incorporation or organization)  Classification Code Number)  Identification No.)

        Suite 566 - 1027 Davie Street, Vancouver, BC V6E 4L2 (Address of principal executive offices, including zip code)


                                 (213) 304-1936
               (Registrant's telephone number, including area code


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

On June 15, 2002, the Company received an offer to from one of its principal creditors, Eagle Harbour Management Inc., to convert part of the Company's debt to stock. The Company's Board of Directors agreed to convert six promissory notes, totaling $3,505,133 in Company debt, at $0.05 per share. Thus, it was agreed Eagle Harbour Management Inc. would be issued a total of 70,102,660 common shares in the Company and as at this date Eagle Harbour became the majority shareholder in the company.

Subsequent to this transaction, an error in the calculation of principal and Interest due and owing on said promissory notes was discovered. It was determined the total amount owing on the six promissory notes was $3,031,995, not $3,505,133. As such, the amount agreed upon to be converted into shares of the Company's stock at $0.05 per share, for issuance to Eagle Harbour Management, Inc. is 60,639,900. As at July 17, 2002 new documentation reflecting this adjusted amount has been completed and approved by the Company and Eagle Harbour Management Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



IMPULSE MEDIA TECHNOLOGIES INC.


/s/ Kurt Dohlen
-------------------------------------
(Signature)

Kurt Dohlen
-------------------------------------
(Name)

President & Secretary
-------------------------------------
(Position)

July 17, 2002
-------------------------------------
(Date)